SCHEDULE 14C
                                  (RULE 14C-101)

                   INFORMATION REQUIRED IN INFORMATION STATEMENT

                             SCHEDULE 14C INFORMATION

                  INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
               OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[X] Preliminary Information Statement   [ ] Confidential, for Use of the
                                        Commission Only (as permitted by Rule
                                        14c-5(d)(2))
[ ] Definitive Information Statement

                         CHINA XIN NETWORK MEDIA CORPORATION
                         -----------------------------------
                    (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

   [X] No Fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                      CHINA XIN NETWORK MEDIA CORPORATION
                      -----------------------------------

TO OUR STOCKHOLDERS:

     This information statement is being provided to the stockholders of China Xin Network Media Corporation. Our Board of Directors approved, and recommended the approval by our stockholders, of a reverse split of our common stock, par value $.001 per share ("Common Stock"), in the amount of 1 share for 30 shares.

     Our stockholders holding a majority of our issued and outstanding shares of Common Stock approved the reverse stock split of 1 share for 30 shares of our Common Stock by written consent dated July 18, 2003.

     As a matter of regulatory compliance we are sending you this Information Statement which describes the purpose and provisions of the contemplated reverse split of our Common Stock.

                                           For the Board of Directors of
                                           CHINA XIN NETWORK MEDIA CORPORATION


                                            GEORGE LEE
                                            ----------
                                            GEORGE LEE
                                            CEO and Chairman of the Board

                       CHINA XIN NETWORK MEDIA CORPORATION
                       -----------------------------------

                        1111 Brickell Avenue, Suite 1100
                              Miami, Florida 33131


                              INFORMATION STATEMENT
                              ---------------------

                        WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                      GENERAL
                                      -------

This Information Statement is being furnished to the stockholders of China Xin Network Media Corporation, a Florida corporation (the "Company"), in connection with the adoption of an amendment to the Company's Articles of Incorporation (the "Amendment") to effect a reverse stock split of the Company's outstanding Common Stock in the amount of 1 share for 30 shares (the "Reverse Stock Split").

The Company's Board of Directors, on July 18, 2003, approved the form of Amendment and recommended by written consent that the Amendment be approved by our stockholders. Our stockholders holding a majority of our issued and outstanding shares of Common Stock approved the form of Amendment by written consent dated July 18, 2003. The approved form of Amendment, a copy of which is attached hereto as Exhibit A, will become effective when filed with the Secretary of State of the State of Florida. The Company anticipates that the filing of the Amendment will occur on or about September 5, 2003, at least 20 days after the date the this Information Statement is first mailed to our stockholders (the "Effective Date"). If the proposed Amendment had not been adopted by written consent, it would have had to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 607.0704 of the Florida Business Corporation Act (the "Florida Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our Common Stock.

George Lee (an officer and director of the Company), Len Sellers (an officer and director of the Company), China Economics Information Network and Li Kai (a director of the Company), who own in the aggregate 59,806,812 shares of our Common Stock representing approximately 51.6% of our outstanding Common Stock, have given their written consent to the adoption of the Amendment described in this Information Statement. A copy of the Amendment effectuating the Reverse Stock Split is set forth as Exhibit A to this Information Statement.

We propose to first send this Information Statement to our stockholders on or about August 16, 2003. The record date established by us for purposes of determining (i) our stockholders entitled to consent to the adoption of the Amendment, (ii) the number of outstanding shares of our Common Stock, and (iii) our stockholders entitled to receive this Information Statement, was July 18, 2003 (the "Record Date").

Pursuant to Florida Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. Inasmuch as we will have provided this Information Statement to our stockholders of record on the Record Date, no additional action will be undertaken pursuant to such written consents, and no dissenters( rights under Florida Law are afforded to our stockholders as a result of the adoption of the Amendment.

                               EXECUTIVE OFFICES
                               -----------------

Our principal executive offices are located at 1111 Brickell Avenue, Suite 1100, Miami, Florida 33131. Our telephone number is (305) 913-7163.

                          OUTSTANDING VOTING STOCK OF
                     CHINA XIN NETWORK MEDIA CORPORATION
                     -----------------------------------

As of the Record Date, there were 115,902,401 shares of our Common Stock outstanding. The Common Stock constitutes the sole class of our voting securities. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. The following table sets forth Common Stock ownership information as of the Record Date with respect to (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each of our directors; (iii) each person intending to file a written consent to the adoption of the Amendment and Stock Option Plan described herein; and (iv) all of our directors, executive officers and designated stockholders as a group. This information as to beneficial ownership was furnished to us by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 1111 Brickell Avenue, Suite 1100, Miami, Florida 33131.

Name and Address of     Number of Shares of Common       Percentage of
Beneficial Owner        Stock Beneficially Owned         Beneficial Ownership
------------------      --------------------------       --------------------
George Lee                    21,843,768                       18.8%
Len Sellers                    2,010,000                        1.3%
Li Kai	                          20,000<F3>                     *
Wang Changsheng                        0                         -
China Economic
Information Network<F1>        35,933,044                      31.0%
Anthony Papa<F2>               10,400,000                       9.0%

All Executive Officers
and Directors as a
Group (4 persons)             23,873,768                       20.6%

* Less than 1%

<F1> Beneficial shareholder is the CElnet Data Co., Ltd., Peoples Republic of
     China.  Address is No. 58 Sanlihe Road, Bejing, 100045, China.
<F2> Address is 3767 Thimens Boulevard, Suite 226, St. Laurent H4R 1W4 Canada.
<F3> Excludes shares owned by China Economic Information Network ("CEInet").
     Mr. Kai currently serves as managing director of CEInet.

                                   PROPOSAL
                     AMENDMENT TO CERTIFICATE TO EFFECT A
                          1 FOR 30 REVERSE STOCK SPLIT
                     --------------------------------------

On July 18, 2003, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to effect the Reverse Stock Split by adopting the Amendment. Pursuant to the Reverse Stock Split each 30 of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into 1 share of our Common Stock (the "New Shares"). The Reverse Stock Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply reduce the number of shares of our Common Stock issued and outstanding. We have no current plans to issue any of the authorized but unissued shares of our common stock created by the Reverse Stock Split. The Reverse Stock Split will become effective upon filing of the Amendment with the Florida Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

Purpose and Effect of Proposed Reverse Stock Split
--------------------------------------------------

The Board believes the Reverse Stock Split is desirable because by reducing the number of shares of our Common Stock issued and outstanding it will raise the trading price of our Common Stock. Our Board believes that the higher share price which should initially result from the Reverse Stock Split could help generate interest in us among investors and thereby assist us in raising future capital to fund our operations. We currently have no present intent to issue any additional shares of our Common Stock.

The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the market price per New Share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of Old Shares of our Common Stock outstanding resulting from the Reverse Stock Split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Reverse Stock Split will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split one share of our Common Stock. The Reverse Stock Split may result in certain of our stockholders owning "odd lots" (i.e. a number of shares of our common stock not divisible by 100). Stockholders owning "odd lots" may experience difficulty selling their shares in the open market.

The Reverse Stock Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:

* The number of shares owned by each holder of Common Stock will be reduced by a ratio of 30 to 1;
* The number of shares of Common Stock we are authorized to issue will remain the same;
* The per share loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding;
* The par value of the Common Stock will remain $.001 per share;
* The stated capital on our balance sheet attributable to the Common Stock will be reduced to 1/30 of its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced; and
* All outstanding options entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, 1/30 of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options immediately preceding the Reverse Stock Split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the Reverse Stock Split.

Manner of Effecting the Reverse Stock Split and Exchange Stock Certificates
---------------------------------------------------------------------------

The Reverse Stock Split will be effected by the filing of an Articles of Amendment to our Articles of Incorporation with the Secretary of the State of Florida. The Reverse Stock Split will become effective on the Effective Date. As soon as practicable after the Effective Date, we will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a stockholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

No Rights of Appraisal
----------------------

Under the laws of the State of Florida, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed Amendment to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such right.

Certain Federal Income Tax Consequences
---------------------------------------

We believe that the federal income tax consequences of the Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

* No gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

* The aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefore.

* The holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

* The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

Our beliefs regarding, the tax consequence of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             GEORGE LEE
                                             --------------
                                             GEORGE LEE
                                             CEO and Chairman of the Board

                                   EXHIBIT A
                                   ---------

                           CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                       OF
                      CHINA XIN NETWORK MEDIA CORPORATION

China Xin Network Media Corporation, a corporation organized and existing under the laws of the State of Florida (the "Corporation"), and in accordance with the applicable provisions of Section 607.0704 of the Florida Business Corporation Act (the "Florida Law"),

DOES HEREBY CERTIFY:

FIRST: That Article III of the Corporation's Articles of Incorporation, as amended, is hereby deleted in its entirety and replaced with the following:


                                  ARTICLE III
                                  -----------

The aggregate number of shares which the corporation shall have authority to issue is 180,000,000 shares, with a par value of $.001 per share, divided into 150,000,000 shares of Common Stock (the "Common Stock") and 30,000,000 shares of Preferred Stock (the "Preferred Stock"). A statement of the preferences, privileges, and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

A.	Common Stock.  The terms of the 150,000,000 shares of Common Stock of the corporation shall be as follows:

        (1) Dividends. Whenever cash dividends upon the Preferred Stock of all series thereof at the time outstanding, to the extent of the preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock out of the remaining net profits or surplus of the corporation.

        (2) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

        (3) Voting rights. Each holder of Common Stock shall have one vote in respect of each share of such stock held by him and shall have the right, voting separately and as a class, to elect the smallest number of directors which will constitute a minority of the authorized number of directors on the Board of Directors. There shall not be cumulative voting.

B.	Preferred Stock.  Prior to the issuance of any of the Preferred Stock, the Board of Directors shall determine the number of Preferred Stock to then be issued from the 30,000,000 shares authorized, and such shares shall constitute a series of the Preferred Stock. Such series shall have such preferences, limitations, and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation. Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series. Except to the extent otherwise provided in the Board of Directors' determination of a series, the Stock of such series shall have preferences, limitations, and relative rights identical with all other series of the Preferred Stock. Preferred Stock may have dividend or liquidation rights which are prior (superior or senior) to the dividend and liquidation rights and preferences of the Common Stock. Also, any series of the Preferred Stock may have voting rights.

Effective as of the effective date of this Articles of Amendment, each thirty
(30) shares of common stock, $0.001 par value per share, outstanding as of September 8, 2003 (the "Old Common Stock"), will be changed into one (1) fully paid and nonassessable share of common stock, $0.001 par value per share
(the "New Common Stock"). Each certificate that represented shares of Old Common Stock shall after September 8, 2003 represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted into hereby; provided, however, that each person holding of record a certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of said certificate or certificates, a new certificate or certificates, as the case may be, evidencing and representing the number of shares of New Common Stock to which such person is entitled pursuant to this Articles of Amendment. Each fractional share resulting from the foregoing reverse stock split shall be rounded up and converted into the right to receive one (1) share of New Common Stock.

SECOND: The foregoing Articles of Amendment to the Articles of Incorporation was adopted pursuant to Section 607.0824 of the Florida Law by the Board of Directors of the Corporation by written consent dated July 18, 2003, and was adopted pursuant to Section 607.0704 of the Florida Law by the holders of a majority of its issued and outstanding shares of common stock by written consent of such stockholders dated July 18, 2003. Therefore, the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, the Corporation has caused this Articles of Amendment to the Articles of Incorporation to be executed by its duly authorized officer.

Signed, this 8th day of August, 2003.

	                                  CHINA XIN NETWORK MEDIA CORPORATION

                                          GEORGE LEE
                                          ----------
                                          GEORGE LEE
                                          Chief Executive Officer